[ERNST & YOUNG LOGO]                                                Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated December 17, 1999 with respect to the combined financial statements of KNS Holdings Limited in the Registration Statement (Form S-8 No. 333-84679) pertaining to the FutureLink Corp. Stock Option Plan, included in FutureLink Corporation's Current Report on Form 8-K related to the acquisition of KNS Holdings Limited by FutureLink Corporation.






[signed: Ernst & Young]
December 23, 1999
Reading, England

                          KNS HOLDINGS LIMITED

                          Combined Financial Statements
                          for the year ended February 28, 1999

KNS Holdings Limited
--------------------------------------------------------------------------------

COMBINED FINANCIAL STATEMENTS
for the year ended February 28, 1999





TABLE OF CONTENTS                                                     PAGE



REPORT OF INDEPENDENT AUDITORS                                           3

COMBINED PROFIT AND LOSS ACCOUNTS                                        4

COMBINED BALANCE SHEETS                                                  5

COMBINED STATEMENT OF SHAREHOLDERS' FUNDS                                6

COMBINED STATEMENT OF CASH FLOWS                                         7

NOTES TO THE COMBINED FINANCIAL STATEMENTS                               9





--------------------------------------------------------------------------------
                                                                               2

REPORT OF THE INDEPENDENT AUDITORS
TO THE DIRECTORS OF KNS HOLDINGS LIMITED



We have audited the combined balance sheets of KNS Holdings Limited as at February 28, 1998 and February 28, 1999, and the related combined profit and loss accounts and statements of movements in invested capital and cash flows for the periods then ended. These financial statements are the responsibility of KNS Holdings Limited's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of KNS Holdings Limited at February 28, 1998 and February 28, 1999 and the combined results of its operations and its combined cash flows for the periods then ended in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 21 of Notes to the Financial Statements).



Ernst & Young

Registered Auditor
Reading



December 17, 1999


--------------------------------------------------------------------------------
                                                                               3

KNS Holdings Limited
--------------------------------------------------------------------------------
COMBINED PROFIT AND LOSS ACCOUNT
for the year ended February 28, 1999



                                                                                           9 months ended
                                                              Period ended     Year ended    September 30
                                                               February 28    February 28            1999
                                                                     1998            1999     (unaudited)

                                                        Note            $               $              $

TURNOVER                                                  2       947,872      18,324,373     15,836,650
Cost of sales                                                     786,042      14,979,474     11,141,911
                                                                ---------      ----------     ----------
                                                                  161,830       3,344,899      4,694,739

GROSS PROFIT
Distribution expenses                                               3,911          99,947         35,720
Selling and marketing expenses                                     80,515       1,650,021      3,284,844
Establishment expenses                                             13,618         367,561        267,902
Administration expenses                                            36,044         593,427        620,137
                                                                ---------      ----------     ----------

OPERATING PROFIT                                          3        27,742         633,943        486,136

Exception Item:  continuing operations
Loss on disposal of fixed asset investments                             -        (283,387)             -

Other income                                              5           853          57,528         18,047
Interest payable and similar charges                      6       (17,290)       (336,892)      (197,741)
                                                                ---------      ----------     ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                      11,305          71,192        306,442
Taxation on profit on ordinary activities                          (7,447)       (116,127)       (96,765)
                                                                ---------      ----------     ----------
PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION                 3,858         (44,935)       209,677
Minority interests:  equity                                             -         (17,884)       (62,903)
                                                                ---------      ----------     ----------
PROFIT FOR THE FINANCIAL YEAR ATTRIBUTABLE
TO MEMBERS OF THE PARENT COMPANY (i)                                3,858         (62,819)       146,774
                                                                =========      ==========     ==========


There are no recognized gains or losses other than the loss of $62,819 for the year ended February 28, 1999 and profit of $3,858 for the year ended February 28, 1998.

(i) A summary of the significant adjustments to profit for the year that would be required if US generally accepted accounting principles were to be applied instead of those generally in the United Kingdom is set forth in Note 21 to the Financial Statements.




--------------------------------------------------------------------------------
                                                                               4

KNS Holdings Limited
--------------------------------------------------------------------------------
COMBINED BALANCE SHEET
at February 28, 1999



                                                                                            September 30
                                                                February 28   February 28           1999
                                                                       1998          1999    (unaudited)
                                                       Note               $             $              $
FIXED ASSETS
Tangible fixed assets                                   8           410,109       694,643        716,253
Investments                                             9           344,935       522,882        537,537
                                                                  ---------     ---------      ---------
                                                                    755,044     1,217,525      1,253,790
CURRENT ASSETS
Stocks                                                 10         1,998,377     2,093,636      1,947,775
Debtors                                                11         3,537,736     3,592,460      6,588,845
Cash at bank and in hand                                          1,221,645       539,999        199,613
                                                                  ---------     ---------      ---------
                                                                  6,757,758     6,226,095      8,736,233

CREDITORS: amounts falling due within one year         12         6,271,137     5,902,080      8,291,911
                                                                  ---------     ---------      ---------
NET CURRENT ASSETS                                                  486,621       324,015        444,322
                                                                  ---------     ---------      ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                             1,241,665     1,541,540      1,698,112

PROVISIONS FOR LIABILITIES & CHARGES                   13                 -        12,959         16,469

ACCRUALS AND DEFERRED INCOME                           14           297,644       379,163        172,579
                                                                  ---------     ---------      ---------
                                                                    944,021     1,149,418      1,509,064
MINORITY INTERESTS:  EQUITY                                               -       291,739        345,691
                                                                  ---------     ---------      ---------
                                                                    944,021       857,679      1,163,373
                                                                  =========       =======      =========

CAPITAL AND RESERVES
Called up share capital                                             237,096       237,096        237,096
Other reserves                                                      703,056       421,022        421,022
Profit & loss account                                                 3,858       224,428        505,799
Cumulative translation adjustment                                        11       (24,867)          (544)
                                                                  ---------     ---------      ---------
Total shareholders' funds                                           944,021       857,679      1,163,373
                                                                  =========       =======      =========



(i) A summary of the adjustments to invested capital that would be required if US generally accepted accounting principles were to be applied is set forth in
Note 21 of Notes to the Financial Statements.




--------------------------------------------------------------------------------
                                                                               5

KNS Holdings Limited
--------------------------------------------------------------------------------

COMBINED STATEMENT OF MOVEMENTS IN SHAREHOLDERS' FUNDS at February 28, 1999

                                                                                 9 months ended
                                                     Period ended    Year ended    September 30
                                                      February 28   February 28            1999
                                                             1998          1999     (unaudited)
                                                                $             $               $

Recognized profit/(loss)                                    3,858       (62,819)        146,774
Other movements:
  New shares issued                                       940,152             -               -
  Exchange movements                                           11       (23,523)       (119,415)
                                                          -------       -------       ---------
Total movements in the periods                            944,021       (86,342)         27,359

Shareholders' funds at March 1/January 1                        -       944,021       1,136,011
                                                          -------       -------       ---------
Shareholders' funds at February 28/September 30           944,021       857,679       1,163,370
                                                          =======       =======       =========




--------------------------------------------------------------------------------
                                                                               6

KNS Holdings Limited
--------------------------------------------------------------------------------

COMBINED CASH FLOW STATEMENTS
at February 28, 1999


                                                                                          9 months ended
                                                              Period ended    Year ended    September 30
                                                               February 28   February 28            1999
                                                                      1998          1999     (unaudited)
                                                      Notes              $             $               $

NET CASH (OUTFLOW)/INFLOW FROM
OPERATING ACTIVITIES                                     17        (62,432)    1,133,929    (2,083,116)
                                                                  --------     ---------    ----------


RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                        -        57,528        18,047
Interest paid                                                            -      (336,892)     (197,742)
                                                                  --------     ---------    ----------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS
AND SERVICING OF FINANCE                                                 -      (279,364)     (179,695)
                                                                  --------     ---------    ----------

TAXATION
Corporation tax paid                                                     -      (142,101)            -
                                                                  --------     ---------    ----------
TAX PAID                                                                 -      (142,101)            -
                                                                  --------     ---------    ----------
INVESTING ACTIVITIES
Payments to acquire tangible fixed assets                          (87,190)     (554,350)     (625,435)
Receipts from sales of tangible fixed assets                             -        47,499        10,008
Loan to fixed asset investment                                    (259,404)     (193,394)            -
                                                                  --------     ---------    ----------

NET CASH OUTFLOW FROM INVESTING ACTIVITIES                        (346,594)     (700,245)     (615,427)
                                                                  --------     ---------    ----------
NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING                        (409,026)       12,219    (2,878,238)
                                                                  --------     ---------    ----------

FINANCING
Other loan advances                                                959,246             -     2,326,210
Loan repayments                                                          -      (682,064)            -
                                                                  --------     ---------    ----------
NET CASH INFLOW FROM FINANCING                                     959,246      (682,064)    2,326,210
                                                                  --------     ---------    ----------
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS         17        550,220      (669,845)     (552,028)
                                                                  ========     =========    ==========


--------------------------------------------------------------------------------
                                                                               7

COMBINED CASH FLOW STATEMENTS
at February 28, 1999

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                                            9 months ended
                                                                Period ended    Year ended    September 30
                                                                 February 28   February 28            1999
                                                                        1998          1999     (unaudited)
                                                      Notes                $             $               $

Increase/(decrease) in cash                                          550,220      (669,845)     (552,028)
Cash inflow from increase in loans                                  (959,246)            -    (2,326,210)
Repayment of loans                                                         -       682,064             -
                                                                  ----------    ----------    ----------
Change in net debt resulting from cash flows                        (409,026)       12,219    (2,878,238)

Exchange differences                                                  (7,888)       75,923        (8,673)
Other movements                                                   (2,406,528)            -             -
                                                                  ----------    ----------    ----------
MOVEMENT IN NET DEBT                                              (2,823,442)       88,142    (2,886,911)

NET DEBT AT MARCH 1                                                        -    (2,823,442)   (2,189,424)
                                                                  ----------    ----------    ----------

NET DEBT AT FEBRUARY 28                                           (2,823,442)   (2,735,300)   (5,076,335)
                                                                  ==========    ==========    ==========




--------------------------------------------------------------------------------
                                                                               8

KNS Holdings Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999





1.      ACCOUNTING POLICIES

BASIS OF ACCOUNTING
The accounts have been prepared under the historical cost convention and in accordance with all applicable accounting standards.

KNS Holdings Limited was incorporated on November 25, 1997. The combined financial statements include the accounts of the company and its subsidiary, KNS Limited, from January 15, 1998, the date of acquisition. On November 12, 1998, the company granted options to three directors of KNS Limited to purchase from the company 50,000 (pound)1 ordinary shares each in KNS Limited. These options were exercised by the directors on November 12, 1998. Consequently, KNS Holdings Limited now owns 70% of KNS Limited.

TURNOVER
Turnover represents the net invoiced value of goods and services excluding Value Added Tax.

FIXED ASSETS
Depreciation is provided to write off the cost of the assets over their expected useful lives at the following annual rates/lives on a straight line basis:

Computers and other equipment           25%
Motor vehicles                          25%
Office equipment                        25%

STOCKS
Stocks and work in progress are stated at the lower of cost and net realizable value, having made appropriate provisions for obsolete or slow moving items. Cost represents the net purchase price of stock less trade discounts and allowances.

RESEARCH AND DEVELOPMENT
Expenditure on research and development is written off in the year in which it is incurred.

LEASED ASSETS AND HIRE PURCHASE AGREEMENTS
Where assets are financed by leasing or hire purchase agreements which give risks and rewards approximating to ownership (finance leases) they are treated as if they had been purchased outright on credit. They are therefore initially recorded as a fixed asset and a liability at a sum equal to the fair value of the asset. Leasing payments on such assets are regarded as consisting of a capital element which reduces the outstanding liability and an interest charge.

All other asset leases are regarded as operating leases and the total payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

USE OF ESTIMATES
The preparation of the financial statements in conformity with generally accepted accounting principles in the United Kingdom requires management to make estimates and assumptions that affect reported revenues, expenses, assets and liabilities. Actual amounts could differ from such estimates.

PENSION SCHEMES
The company operates defined contribution pension schemes on behalf of the directors and employees. Contributions payable for the period are charged to the profit and loss account.




--------------------------------------------------------------------------------
                                                                               9

KNS Holdings Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999


1.   ACCOUNTING POLICIES (continued)

     FOREIGN CURRENCY TRANSLATION

     The functional currency of the group is sterling (Stg Pound Sterling).

     Transaction gains or losses arising on changes in the exchange rates between the functional currency and foreign currencies are included in net income/(loss) for the period.

     Translation adjustments arising from the translation of the results, assets and liabilities of the group into US dollars (US$) are reported as a component of shareholders' funds.


2.   TURNOVER

     The turnover and profit on ordinary activities before taxation are attributable to the one principal activity of the company.

     An analysis of turnover is given below:

                                                                                           9 months ended
                                                               Period ended    Year ended    September 30
                                                                February 28   February 28            1999
                                                                       1998          1999     (unaudited)
                                                                          $             $               $
                                                                    -------    ----------      ----------
United Kingdom                                                      937,320    18,075,874      15,617,657
Europe                                                                3,845       109,738          94,814
Rest of world                                                         6,707       138,761         124,179
                                                                    -------    ----------      ----------
                                                                    947,872    18,324,373      15,836,650
                                                                    =======    ==========      ==========


3.   OPERATING PROFIT

          The operating profit is stated after charging:

                                                                                           9 months ended
                                                               Period ended    Year ended    September 30
                                                                February 28   February 28            1999
                                                                       1998          1999     (unaudited)
                                                                          $             $               $
                                                                    -------    ----------      ----------
Depreciation of tangible fixed assets                                22,489       213,227         106,181
Rent on buildings held under operating lease                          7,427       184,843         144,171
Hire on other assets                                                  2,510         8,395           8,509
Exchange loss                                                         1,934        54,822          25,331
Auditors' remuneration:
           - audit services                                           2,736        13,135          15,422
                                                                    =======    ==========      ==========



--------------------------------------------------------------------------------
                                                                              10

KNS Holdings Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999


4.   DIRECTORS AND EMPLOYEES

     Staff costs during the period were as follows:

                                                                                           9 months ended
                                                               Period ended    Year ended    September 30
                                                                February 28   February 28            1999
                                                                       1998          1999     (unaudited)
                                                                          $             $              $
                                                                    -------    ----------     ----------
Wages and salaries                                                  286,351     2,724,882      2,253,952
Value of benefits in kind                                            21,936       211,746         35,176
Social security costs                                                29,834       277,627        229,646
Other pension costs                                                  12,586       121,923        117,890
                                                                    -------    ----------      ----------
                                                                    350,707     3,336,178      2,636,664
                                                                    =======    ==========      ==========

     The average weekly number of employees of the company, included above, was as follows:

                                                                                           9 months ended
                                                               Period ended    Year ended    September 30
                                                                February 28   February 28            1999
                                                                       1998          1999     (unaudited)
                                                                         No            No             No
                                                                    -------    ----------      ----------
Office and management                                                     5             5               5
Production and sales                                                     19            34              35
                                                                    -------    ----------      ----------
                                                                         24            39              40
                                                                    =======    ==========      ==========

     Remuneration in respect of directors of the company, included above, was payable by the company as follows:

                                                                                           9 months ended
                                                               Period ended    Year ended    September 30
                                                                February 28   February 28            1999
                                                                       1998          1999     (unaudited)
                                                                          $             $               $
                                                                    -------    ----------      ----------
Emoluments                                                           63,051       754,571         248,723
Pension contribuions                                                  2,579        26,394          48,883
                                                                    -------    ----------      ----------
                                                                     65,630       780,965         297,606
                                                                    =======    ==========      ==========


--------------------------------------------------------------------------------
                                                                              11

KNS Holdings Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999



4.   DIRECTORS AND EMPLOYEES (continued)

     Pension contributions are payable under defined contributions schemes on behalf of three directors.


                                                                              Period ended     Year ended
                                                                               February 28    February 28
                                                                                      1998           1999
                                                                                    ------       -------
Highest paid director                                                                    $             $
Emoluments                                                                          21,466       256,199
Pension contributions                                                                  789         8,303
                                                                                    ------       -------
                                                                                    22,255       264,502
                                                                                    ------       -------


5.   OTHER INCOME

                                                                                            9 months ended
                                                                Period ended    Year ended    September 30
                                                                 February 28   February 28            1999
                                                                        1998          1999     (unaudited)
                                                                           $             $              $
                                                                         ---        ------         ------
Loan interest receivable                                                 853        33,311         18,047
Bank interest receivable                                                   -        24,217              -
                                                                         ---        ------         ------
                                                                         853        57,528         18,407
                                                                         ===        ======         ======


6.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                           9 months ended
                                                               Period ended    Year ended    September 30
                                                                February 28   February 28            1999
                                                                       1998          1999     (unaudited)
                                                                          $             $               $
                                                                     ------       -------         -------
Loan interest payable                                                17,290       334,347         197,741
                                                                     ======       =======         =======




--------------------------------------------------------------------------------
                                                                              12

KNS Holdings Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999




7.   TAXATION ON PROFIT ON ORDINARY ACTIVITIES

     The tax charge on the profit on ordinary activities for the year was as follows:

                                                                                           9 months ended
                                                               Period ended    Year ended    September 30
                                                                February 28   February 28            1999
                                                                       1998          1999     (unaudited)
                                                                          $             $               $
                                                                     ------       -------         -------
UK Corporation tax                                                    7,447       102,291          93,255
Deferred tax                                                              -        12,959           3,510
                                                                     ------       -------         -------
                                                                      7,447       115,250          96,765
                                                                     ======       =======          ======


8.      TANGIBLE FIXED ASSETS

                                                                                    Office
                                                      Computers                 equipment,
                                                      and other        Motor    fixtures &
                                                      equipment     vehicles      fittings         Total
                                                              $            $             $             $
                                                        -------      -------       -------       -------
Cost:
At March 1, 1998                                        233,320      325,100        30,289       588,709
Additions                                               234,756      165,402       154,192       554,350
Disposals                                                (4,636)     (31,907)       (8,780)      (45,323)
Difference on exchange                                  (13,593)     (13,015)       (5,425)      (32,033)
                                                        -------      -------       -------       -------
At February 28, 1999                                    449,847      445,580       170,276     1,065,703
                                                        -------      -------       -------       -------
Depreciation:
At March 1, 1998                                         89,517       84,640         4,443       178,600
Provided during year                                     86,302       98,526        28,399       213,227
Disposals                                                   (83)      (8,459)         (943)       (9,485)
Difference on exchange                                   (5,151)      (5,142)         (989)      (11,282)
                                                        -------      -------       -------       -------
At February 28, 1999                                    170,585      169,565        30,910       371,060
                                                        -------      -------       -------       -------
Net book value:
At February 28, 1999                                    279,262      276,015       139,366       694,643
                                                        =======      =======       =======       =======
At March 1, 1998                                        143,803      240,460        25,846       410,109
                                                        =======      =======       =======       =======

At September 30, 1999 (unaudited)                       218,433      371,793       126,027       716,253
                                                        =======      =======       =======       =======



--------------------------------------------------------------------------------
                                                                              13

KNS Holdings Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999


9.      INVESTMENTS

                                                                                   Loan to
                                                                  Investment   Fixed asset
                                                                   in shares    investment         Total
                                                                           $             $             $
                                                                        ----       -------       -------
Cost
At March 1, 1998                                                          99       344,836       344,935
Additions                                                                  -       193,394       193,394
Difference on exchange                                                     -       (15,447)      (15,447)
                                                                        ----       -------       -------
At February 28, 1999                                                      99       522,783       522,882
                                                                        ====       =======       =======
At September 30, 1999 (unaudited)                                         99       537,438       537,438
                                                                        ====       =======       =======


     The investment in shares relates to 30% holding in the issued ordinary share capital of Panic Systems Limited. Panic Systems Limited is incorporated in England and Wales and its principal activity is the design and manufacture of communications equipment. The company's accounting date is 31 March.


10.     STOCKS

                                                                 February 28   February 28  September 30
                                                                        1998          1999          1999
                                                                                             (unaudited)
                                                                           $             $             $
                                                                   ---------     ---------     ---------
Goods for resale                                                   1,998,377     2,093,636     1,947,775
                                                                   =========     =========     =========


11.     DEBTORS

                                                                 February 28   February 28  September 30
                                                                        1998          1999          1999
                                                                                             (unaudited)
                                                                           $             $             $
                                                                   ---------     ---------     ---------
Trade debtors                                                      3,457,846     3,281,822     5,423,395
Prepayments                                                           79,890       221,624       226,844
Other debtors                                                              -        89,014       938,606
                                                                   ---------     ---------     ---------
                                                                   3,537,736     3,592,460     6,588,845
                                                                   =========     =========     =========





--------------------------------------------------------------------------------
                                                                              14

KNS Holding Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999



12.     CREDITORS:  amounts falling due within one year

                                                                 February 28   February 28  September 30
                                                                        1998          1999          1999
                                                                                             (unaudited)
                                                                           $             $             $
                                                                   ---------     ---------     ---------
Trade creditors                                                    2,136,434     2,490,899     2,041,133
Other creditors                                                    4,045,087     3,275,299     5,937,766
Social security & other taxes                                              -        86,801       103,628
Corporation tax                                                       89,616        49,082       209,384
                                                                   ---------     ---------     ---------
                                                                   6,271,137     5,902,081     8,291,911
                                                                   =========     =========     =========


13.  PROVISIONS FOR LIABILITIES AND CHARGES

     Deferred taxation provided in the accounts and amounts not provided are as follows:

Provided                                                         February 28   February 28  September 30
                                                                        1998          1999          1999
                                                                                             (unaudited)
                                                                           $             $             $
                                                                   ---------     ---------     ---------
Capital allowances in advance of depreciation                              -        12,959        16,469
                                                                   =========     =========     =========

Not provided                                                     February 28   February 28  September 30
                                                                        1998          1999          1999
                                                                                             (unaudited)
                                                                           $             $             $
                                                                   ---------     ---------     ---------
Capital allowances in advance of depreciation                        (14,069)            -             -
                                                                   =========     =========     =========



14.     ACCRUALS AND DEFERRED INCOME

                                                                 February 28   February 28  September 30
                                                                        1998          1999          1999
                                                                                             (unaudited)
                                                                           $             $             $
                                                                   ---------     ---------     ---------

Accruals                                                             161,047       310,053        76,202
Deferred income                                                      136,597        69,110        96,377
                                                                   ---------     ---------     ---------
                                                                     297,644       379,163       172,579
                                                                   =========     =========     =========





--------------------------------------------------------------------------------
                                                                              15

KNS Holding Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999


15.     SHARE CAPITAL

                                                                 February 28   February 28  September 30
                                                                        1998          1999          1999
                                                                                             (unaudited)
                                                                           $             $             $
                                                                   ---------     ---------     ---------
Authorized:
Ordinary shares of Pound Sterling 0.01p each                         237,096       237,096       237,096
                                                                   =========     =========     =========

Allotted, issued and fully paid:
Ordinary shares of Pound Sterling 0.01p each                         237,096       237,096       237,096
                                                                   =========     =========     =========


16.  MOVEMENTS IN RESERVES

                                                                                 Cumulative          Total
                                            Share         Other      Profit &   Translation  Shareholders'
                                          Capital      Reserves  Loss Account    Adjustment          Funds
                                                $             $             $             $              $
                                          -------      --------       -------       -------      ---------
At March 1, 1997                                -             -             -             -              -
Arising on share issues                   237,096       703,056             -             -        940,152
Retained profit                                 -             -         3,858             -          3,858
Exchange gain                                   -             -             -            11             11
                                          -------      --------       -------       -------      ---------
At February 28, 1998                      237,096       703,056         3,858            11        944,021
Retained loss                                   -             -       (62,819)            -        (62,819)
Exchange loss                                   -             -             -       (23,523)       (23,523)
Transfer from other reserves                    -      (282,034)      283,389        (1,355)             -
                                          -------      --------       -------       -------      ---------

At February 28, 1999                      237,096       421,022       224,428       (24,867)       857,679
                                          =======      ========       =======       =======      =========

At September 30, 1999 (unaudited)         237,096       421,022       505,799          (544)     1,163,370
                                          =======      ========       =======       =======      =========




--------------------------------------------------------------------------------
                                                                              16

KNS Holding Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999

17.  NOTES TO THE STATEMENT OF CASH FLOWS

     (a) Reconciliation of operating profit to net cash inflow from operating activities

                                                                                            9 months ended
                                                                Period ended    Year ended    September 30
                                                                 February 28   February 28            1999
                                                                        1998          1999     (unaudited)
                                                                           $             $               $
                                                                    --------     ---------      ----------
Operating profit                                                      22,743       633,945         486,138
Depreciation                                                          22,489       213,227         106,181
Profit on sale of fixed assets                                             -       (11,667)        (10,008)
(Increase)/decrease in debtors                                       502,848      (154,152)     (2,226,103)
(Increase)/decrease in stocks                                       (560,965)     (155,256)         48,895
Increase/(decrease) in creditors                                     (54,547)      607,832        (488,219)
                                                                    --------     ---------      ----------
Net cash inflow from operating activities                            (62,432)    1,133,929      (2,083,116)
                                                                    ========     =========      ==========


 (b)    Analysis of net debt

                                                             At                                       At
                                                        March 1         Cash      Exchange   February 28
                                                           1998         flow   differences          1999
                                                              $            $             $             $
                                                     ----------   ----------       -------    ----------
Cash at bank and in hand                              1,221,645     (669,845)      (11,801)      539,999
Loans                                                (4,045,087)     682,064        87,724    (3,275,299)
                                                     ----------   ----------       -------    ----------
                                                     (2,823,442)      12,219        75,923    (2,735,300)
                                                     ==========   ==========       =======    ==========

                                                             At                                       At
                                                      January 1         Cash      Exchange  September 30
                                                           1999         flow   differences          1999
                                                              $            $             $             $
                                                     ----------   ----------       -------    ----------
Cash at bank and in hand                                765,343     (552,028)      (13,702)      199,613
Loans                                                (2,954,767)  (2,326,210)        5,029    (5,275,948)
                                                     ----------   ----------       -------    ----------
                                                     (2,189,424)  (2,878,238)       (8,673)   (5,076,335)
                                                     ==========   ==========       =======    ==========


--------------------------------------------------------------------------------
                                                                              17

KNS Holding Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999


18.  RELATED PARTY TRANSACTIONS

     The group's ultimate controlling parties are the Bennett family settlements.

     During the year the group undertook the following transactions with Kerridge Computer Limited, a company which is controlled by the same parties as KNS Holdings Limited:

          The group sold good and services totaling $679,229 of which a balance of $91,809 was outstanding at the period end.

          The group bought goods and services totaling $122,695 of which a balance of $74,519 was outstanding at the period end.

          Kerridge Computer Company Limited incurred expenditure totaling $2,189,876 on behalf of the group which has not been repaid at the period end.

          Kerridge Computer Company Limited has charged a management charge amounting to $111,677 which was outstanding at the period end.

          Kerridge Computer Company Limited has charged interest on the loan amounting to $336,892 which was outstanding at the period end.

          KNS Limited has loaned Panic Systems Limited $160,083 to assist in the development of a new product. KNS Limited has charged interest of $33,310 on this loan. The loan and accrued interest are outstanding at the period end.


19.  COMMITMENTS UNDER OPERATING LEASES

     At February 28, 1999 the group had annual commitments under non-cancelable operating leases as set out below:

                                                                  1998                       1999
                                                      ----------------------     -----------------------
                                                         Land &                     Land &
                                                      Buildings        Other     Buildings         Other
                                                              $            $             $             $
                                                        -------        -----       -------        ------
Operating leases which expire:
  within one year                                             -        2,282             -             -
  within two to five years                              189,348            -       184,230        10,525
                                                        -------        -----       -------        ------
                                                        189,348        2,282       184,230        10,525
                                                        =======        =====       =======        ======

20.  PENSION SCHEMES

     The group operates defined contribution pension schemes on behalf of the directors and employees, the assets of which are held separately from those of the group in independently administered funds. Pension costs are charged to the profit and loss account as incurred. At February 28, 1999 unpaid contributions totaled $nil.





--------------------------------------------------------------------------------
                                                                              18

KNS Holding Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999



21. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from those generally accepted in the United States ("US GAAP"). The significant differences applicable to KNS Holdings Limited are described below.

     DEFERRED TAXATION

     Under UK GAAP provision is made for deferred taxation using the liability method on short-term timing differences and all material timing differences which are not expected to continue in the future. Under US GAAP, deferred taxation is provided on a full liability basis on all temporary differences between the tax and book bases of assets and liabilities including the differences between the assigned fair values and tax bases of assets and liabilities acquired. Future tax benefits are recognized as deferred tax assets, subject to a valuation allowance to the extent that it is more likely than not that any part will be realized.

PROFIT FOR THE PERIOD

                                                                                           9 months ended
                                                             Period ended      Year ended    September 30
                                                              February 28     February 28            1999
                                                                     1998            1999     (unaudited)
                                                                        $               $               $
                                                                  -------         -------       ---------
Profit/(loss) for the period as reported in the consolidated
profit and loss account under UK GAAP                               3,858        (62,819)         146,774
                                                                  -------         -------       ---------
Adjustments:
Deferred taxation
    Methodology                                                     1,169               -               -
                                                                  -------         -------       ---------
Net income as adjusted to accord with US GAAP                       5,027        (62,819)         146,774
                                                                  =======         =======       =========

INVESTED CAPITAL

                                                                                           9 months ended
                                                             Period ended      Year ended    September 30
                                                              February 28     February 28            1999
                                                                     1998            1999     (unaudited)
                                                                        $               $               $
                                                                  -------         -------       ---------
Invested capital as reported in the consolidated
balance sheet under UK GAAP                                       944,021         857,679       1,163,370
                                                                  -------         -------       ---------
Adjustments:
Deferred taxation
    Methodology                                                    14,069               -               -
                                                                  -------         -------       ---------

Invested capital as adjusted to accord with US GAAP               958,090         857,679       1,163,370
                                                                  =======         =======       =========



--------------------------------------------------------------------------------
                                                                              19

KNS Holding Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999




20. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)


     REVENUE RECOGNITION

     The group recognizes revenues in accordance with American Institute of Certified Public Accountants statement of Position 97-2, Software Revenue Recognition, as amended. Accordingly, no adjustment is necessary under US GAAP.

     CONSOLIDATED STATEMENT OF CASH FLOWS

     The consolidated statements of cash flows prepared under UK GAAP present substantially the same information as those required under US GAAP but they differ, however, with regard to classification of items within them and as regards the definition of cash and cash equivalents.

     Under UK GAAP, cash is defined as cash in hand and at bank and deposits repayable on demand less bank overdrafts. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months at inception. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, equity dividends, management of liquid resources and financing. US GAAP require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included in the determination of cash flows from operating activities under US GAAP. Under US GAAP, the payment of dividends would be included as a financing activity and capital expenditure and financial investment and acquisitions would be included within investing activities.

     The categories of cash flow activity under US GAAP can be summarized as follows:

                                                                                           9 months ended
                                                             Period ended      Year ended    September 30
                                                              February 28     February 28            1999
                                                                     1998            1999     (unaudited)
                                                                        $               $               $
                                                                 --------       ---------      ----------
Cash (outflow)/inflow from operating activities                   (62,432)        712,464      (2,262,812)
Cash outflow on investing activities                             (346,594)       (700,245)       (615,426)
Cash inflow/(outflow) from financing activities                   959,246        (682,064)      2,326,210
                                                                 --------        --------      ----------
Increase/(Decrease) in cash and cash equivalents                  550,220        (669,845)       (552,028)
                                                                 ========        ========      ==========


     COMBINED STATEMENT OF COMPREHENSIVE INCOME

     KNS Holdings Limited has no amounts which, under US GAAP, would be reported as other comprehensive income.

     CONCENTRATIONS OF CREDIT RISK

     KNS Holdings Limited did not consider there to be any significant concentration of credit risk at February 28, 1999.



--------------------------------------------------------------------------------
                                                                              20

KNS Holding Limited
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at February 28, 1999



20. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)


     FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of the material financial instruments of KNS Holdings Limited which comprise cash and external borrowings, approximate their carrying amounts. KNS Holdings Limited has not utilized derivatives.

     DEFERRED TAXATION

     The analysis of the deferred taxation balance under US GAAP is as follows:


                                                                                           9 months ended
                                                             Period ended      Year ended    September 30
                                                              February 28     February 28            1999
                                                                     1998            1999     (unaudited)
                                                                        $               $
                                                                   ------         -------        -------
Deferred taxation liabilities
    Excess of book value over taxation value of fixed assets            -         (12,959)       (16,469)
                                                                   ------         -------        -------
                                                                        -         (12,959)       (16,469)
                                                                   ------         -------        -------
Deferred taxation assets
    Excess of taxation value over book value of fixed assets       14,069               -              -
                                                                   ------         -------        -------
                                                                   14,069               -              -
                                                                   ------         -------        -------

Net deferred taxation asset/(liability)                            14,069         (12,959)       (16,469)
                                                                   ======         =======        =======




--------------------------------------------------------------------------------
                                                                              21